ARTICLES OF INCORPORATION
                                                                  3-1267.14 1196

1. Name
         PITTSBURGH-CANFIELD CORPORATION

2. Address of Registered Office
         1600 Grant Building
         Pittsburgh, Pennsylvania 15219

3. Purpose(s) of Corporation (additional pages may be attached)
                  The Corporation is organized under the Act of 1933, P.L. 364, as amended, for the following purposes:

                  (a) To manufacture and sell iron, steel and any other metal and any article of commerce made therefrom, and to process and sell the by-products of such manufacturer, and to serve as a holding company for corporate securities of all kind;

                  (b) To engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under said Act.

4. Type of existence
         Perpetual

5.       Stock  (additional  pages may be attached)
           1000 shares of Common Stock, par value $1.00 per share

6. First Directors
         Name                           Address
         ----                           -------

         Charles C. Cohen               747 Union Trust Building
                                        Pittsburgh, Pennsylvania 15219

         John H. Scott, Jr.             747 Union Trust Building
                                        Pittsburgh, Pennsylvania 15219

         Harry H. Weil                  747 Union Trust Building
                                        Pittsburgh, Pennsylvania 15219


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7. _________________

 Name                 Address                             No & Class of Shares
 ----                 -------                             --------------------
                                                               Common Stock
 Charles C. Cohen     747 Union Trust Building                     1
                      Pittsburgh, Pennsylvania 15219

 John H. Scott, Jr.   747 Union Trust Building                     1
                      Pittsburgh, Pennsylvania 15219

 Harry H. Weil        747 Union Trust Building                     1
                      Pittsburgh, Pennsylvania 15219

8. Signed and Sealed this 20th day of May 1967.


________________________________ (Seal) _________________________________(Seal)



________________________________ (Seal) _________________________________(Seal)


9.       Date approved:
           May 22, 1967

10. APPROVED: Secretary of the Commonwealth

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
                                    EXHIBIT A
                       TO PITTSBURGH-CANFIELD CORPORATION
                              ARTICLES OF AMENDMENT

                  NOW  THEREFORE,   BE  IT  RESOLVED,  that  Article  5  of  the
Corporation's Articles of Incorporation be and hereby is amended and restated in its entirety to read as follows:

                  5. The Corporation shall have the authority to issue 1,000 shares of Common Stock, par value $1.00 per share. Each share of Common Stock shall have one vote. No nonvoting equity securities shall be issued. Any preferred stock that may hereafter be authorized by these Articles of Incorporation shall contain adequate provisions for the election of directors representing such class of preferred stock in the event of default in payment of dividends on such preferred stock.


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